Exhibit 24

                            [FIRST UNION LETTERHEAD]

                                 August 3, 2005

FEDERAL EXPRESS

Sizeler Property Investors, Inc.
2542 Williams Boulevard
Kenner, Louisiana 70062
Attention: Sidney W. Lassen
           Chairman of the Board

                 Re: Notice of Intention to Present Nominations

Dear Mr. Lassen:

      First Union Real Estate Equity and Mortgage Investments, an Ohio trust (the "Proponent"), is a stockholder of record of Sizeler Property Investors, Inc. (the "Company"). The Proponent hereby notifies the Company, in accordance with Article II, Section 11, of the Company's by-laws (the "by-laws"), of its intention to nominate in person at the Company's 2005 annual meeting of stockholders to be held on October 27, 2005, and any adjournments thereof (the "2005 Annual Meeting") the following persons for election to the Company's Board of Directors (the "Board"):

            Michael L. Ashner
            Peter Braverman

Such nominations are being made on behalf of the Proponent. Please note that (i) Mr. Ashner and Mr. Braverman are currently employees of Winthrop Financial Associates, A Limited Partnership, directors and officers of the Proponent, officers of The Newkirk Master Limited Partnership and officers of Exeter Capital Corporation, and (ii) Mr. Ashner and Mr. Braverman formerly served as directors of Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc., entities in which Mr. Ashner was the Chief Executive Officer and Mr. Braverman was the Executive Vice President.

      The information required to be set forth with respect to the Nominees and the Proponent pursuant to Article II, Section 11 of the by-laws is set forth on Exhibit A hereto.

      Also enclosed are the consents of the Nominees to serve as directors of the Company if elected.

      The Proponent intends to appear in person or by proxy at the 2005 Annual Meeting to nominate the persons named in this notice.

      The Proponent requests written notice as soon as practicable of any alleged defect in this Notice of Intention to Present Nominations and reserves the right, following receipt of any such notice, to either challenge, or attempt as soon as practicable to cure, such alleged defect.

      The Proponent agrees to furnish such other information with respect to the Nominees as may reasonably be required by the Company to determine the eligibility of any such Nominee to serve as a director of the Company.

      Please direct any questions regarding the information contained in this Notice of Intention to Present Nominations to Michael L. Ashner, c/o First Union Real Estate Equity and Mortgage Investments, Two Jericho Plaza, Wing A, Suite 111, (516) 822-0022 (phone), (516) 433-2777 (facsimile).

      Please sign and return the enclosed copy of this letter to acknowledge its receipt and that this letter, without any additional actions or information, is sufficient to comply with the board nomination requirements of the Company, including without limitation the requirements of the by-laws and applicable court orders.

                                                  Very truly yours,

                                                  FIRST UNION REAL ESTATE EQUITY
                                                  AND MORTGAGE INVESTMENTS


                                                  By: /s/ Michael L. Ashner
                                                      --------------------------
                                                      Michael L. Ashner
                                                      Chief Executive Officer

cc: The Board of Directors of
    Sizeler Property Investors, Inc.

AGREED AND ACCEPTED
THIS ___ DAY OF _____________, 2005

SIZELER PROPERTY INVESTORS, INC.

By
   ---------------------------------
Name:
Title:

                   Information Regarding The Director Nominees

Michael L. Ashner, Age 52

Business Address
      c/o First Union Real Estate Equity and Mortgage Investments
      Two Jericho Plaza
      Wing A, Suite 111
      Jericho, New York 11753

Home Address
      2 Bridle Court
      Oyster Bay Cove, New York 11771

      Business Experience (1)
      Chairman and Chief Executive Officer, January 2004 - Present First Union Real Estate Equity and Mortgage Investments
      (real estate investment trust)

      Chief Executive Officer, January 1996 - Present
      Winthrop Financial Associates, A Limited Partnership
      (real estate management and investment company)

      Director and Chief Executive Officer, November 1997 - Present
          The Newkirk Master Limited Partnership
      (real estate management and investment company)

      President, 1981 - Present
      Exeter Capital Corporation
      (organized and administered real estate limited partnerships)

      Corporate Directorships of Public Companies
      NBTY, Inc.
      GB Holdings, Inc.
      Atlantic Entertainment Holdings, Inc.
      First Union Real Estate Equity and Mortgage Investments


----------
(1) No corporation or organization referred to below is a parent, subsidiary or other affiliate of the Company.

Peter Braverman, Age 53

Business Address
      c/o First Union Real Estate Equity and Mortgage Investments
      Two Jericho Plaza
      Wing A, Suite 111
      Jericho, New York 11753

Home Address
      141 Wooster Street
      Apt. 5C & D
      New York, New York 10012

      Business Experience (1)
      President, August 2004 - Present
      Executive Vice President, January 2004 - August 2004
      First Union Real Estate Equity and Mortgage Investments
      (real estate investment trust)

      Executive Vice President, January 1996 - Present
      Winthrop Financial Associates, A Limited Partnership
      (real estate management and investment company)

      Executive Vice President, November 1997 - Present
          The Newkirk Master Limited Partnership
      (real estate management and investment company)

      Corporate Directorships of Public Companies
      First Union Real Estate Equity and Mortgage Investments

----------
(1) No corporation or organization referred to below is a parent, subsidiary or other affiliate of the Company.

                               Certain Proceedings

      None of the Participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years. No Participant owns any shares of common stock of record but not beneficially. No Participant owns any securities of any subsidiary of the Company.

      During the past two years, none of the Participants has borrowed or otherwise obtained funds for the purpose of acquiring or holding any securities of the Company.

      During the past two years, the Participants listed above did not effect any sales of the Company's common stock and effected the following purchases of the Company's common stock, all of which were effected by the Proponent:

      Date                                    Amount             Price per Share

      August 17, 2004                         70,000                       $7.70
      August 18, 2004                            600                       $7.83
      August 19, 2004                         29,300                       $7.91
      August 23, 2004                         17,200                       $8.06
      August 24, 2004                         32,200                       $8.26
      August 25, 2004                         63,500                       $8.28
      August 30, 2004                         13,700                       $8.49
      August 31, 2004                         37,500                       $8.56
      September 1, 2004                      176,600                       $8.56
      September 1, 2004                       20,400                       $8.61
      September 2, 2004                       47,300                       $8.61
      September 7, 2004                      161,700                       $8.66
      October 4, 2004                          2,000                       $9.02
      October 6, 2004                         28,100                       $9.16
      October 7, 2004                         30,000                       $9.29
      October 8, 2004                         19,100                       $9.19
      October 12, 2004                        25,000                       $9.21
      October 14, 2004                         3,000                       $9.01
      October 19, 2004                           100                       $9.15
      October 20, 2004                        10,900                       $9.11
      November 5, 2004                        14,000                       $9.59
      November 10, 2004                       44,500                       $9.61
      November 11, 2004                       46,000                       $9.61
      November 12, 2004                       60,500                       $9.65
      November 15, 2004                       66,400                       $9.71

      December 2, 2004                       100,000                      $10.00
      January 5, 2005                          9,600                      $11.01
      January 6, 2005                            600                      $11.05
      January 7, 2005                          8,800                      $11.05
      January 10, 2005                         1,200                      $11.05
      January 25, 2005                       117,000                      $11.60
      February 4, 2004                         3,600                      $11.56
      February 14, 2005                       10,000                      $12.05
      February 16, 2005                        6,000                      $11.98
      February 17, 2005                       10,000                      $12.03
      February 18, 2005                        5,000                      $11.88
      February 22, 2005                       10,000                      $11.80
      February 23, 2005                        8,900                      $11.70
      March 17, 2005                          50,000                      $11.90
      March 18, 2005                          20,000                      $11.92
      March 21, 2005                          20,000                      $11.95
      March 23, 2005                          15,000                      $12.00
      March 30, 2005                          10,000                      $12.00
      April 1, 2005                           15,000                      $11.50
      May 4, 2005                             39,800                      $10.96
      May 5, 2005                             10,500                      $11.50
      May 10, 2005                               900                      $12.00
      May 11, 2005                             9,100                      $12.00

      Other than as discussed above, no Participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company.

      No securities are owned by "associates" of any of the Participants as such term is used under Regulation 14A.

      None of the Participants or any of such Participant's associates has any arrangement or understanding with respect to any future employment by the Company or any future transactions to which the Company will or may be a party, nor any material interest, direct or indirect, in any transaction which has occurred since December 31, 2003 or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party and in which the amount involved exceeds $60,000.

                                     CONSENT

      I, Michael L. Ashner, hereby consent (i) to serve as a director of Sizeler Property Investors, Inc. (the "Company") if elected at the 2005 Annual Meeting of the Company, and (ii) to be named in any proxy statement to be filed in conjunction with my nomination to the Board of Directors of the Company.

      IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered on this 3rd day of August, 2005.


                                                           /s/ Michael L. Ashner
                                                           ---------------------
                                                           Michael L. Ashner

                                     CONSENT

      I, Peter Braverman, hereby consent (i) to serve as a director of Sizeler Property Investors, Inc. (the "Company") if elected at the 2005 Annual Meeting of the Company, and (ii) to be named in any proxy statement to be filed in conjunction with my nomination to the Board of Directors of the Company.

      IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered on this 3rd day of August, 2005.


                                                           /s/ Peter Braverman
                                                           ---------------------
                                                           Peter Braverman